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– $20 $40 $60 $80 $100 $120 $140 M a y- 1 5 A u g -1 5 N o v- 1 5 F e b -1 6 M a y- 1 6 A u g -1 6 N o v- 1 6 F e b -1 7 M a y- 1 7 A u g -1 7 N o v- 1 7 F e b -1 8 M a y- 1 8 A u g -1 8 N o v- 1 8 F e b -1 9 M a y- 1 9 A u g -1 9 N o v- 1 9 F e b -2 0 M a y- 2 0 A u g -2 0 N o v- 2 0 F e b -2 1 M a y- 2 1 A u g -2 1 N o v- 2 1 F e b -2 2 M a y- 2 2 A u g -2 2 N o v- 2 2 F e b -2 3 M a y- 2 3 A u g -2 3 N o v- 2 3 F e b -2 4 M a y- 2 4 A u g -2 4 Combined Pre-Spin FTAI Aviation FTAI Infrastructure

September 2024

NFE Detailed Financial Update

NewFortress energy



Supplemental NFE financial disclosure

- Country by country AEBITDA detail
- Brazil, Nicaragua & FLNG1 update
- NFE strategic considerations

The Company has had an excellent operational year & expects ~$1.4bn to $1.5bn in AEBITDA(1) in 2024

- Delays in FLNG1 & FEMA claim created uncertainty in the market which adversely affected debt & equity valuation
- With the operational success of FLNG, expect steady remainder of 2024 & significant stability & growth

2023(2)	2024				2025
	Actual(2)		AEBITDA Forecast(8)		AEBITDA Forecast(1)
Annual	Q1	Q2	Q3	Q4	Annual
$1.3bn	$340mm	$120mm	$175mm	$275mm	$1.3bn

Q4: $275mm + $500mm to $659mm FEMA claim = $1.4bn to $1.5bn(1)

Margins Forecast(3)

170 TBtu
×
$7.00 Avg. Margin Forecast
=
~$1,200mm
+
$100mm Ship Op. Margin
=
~$1.3bn in 2025

AEBITDA Forecast[1] & supply by country

- Company-wide margin ranges from $5 to $9; avg. margin of $7. For presentation purposes, we have assumed $7 margin for each country
- From a company-wide base of ~$1.3bn in AEBITDA in 2025, Brazil contracted AEBITDA expected to increase total terminal AEBITDA by ~$225mm over next several years, assuming zero growth in rest of portfolio

	2025E			2026E			2027E		
	Assumed margin $/MMBtu[3] x	Volumes TBtu[4] =	AEBITDA Forecast[1] $mm	Assumed margin $/MMBtu[3] x	Volumes TBtu[4] =	AEBITDA Forecast[1] $mm	Assumed margin $/MMBtu[3] x	Volumes TBtu[4] =	AEBITDA Forecast[1] $mm
Jamaica	$7	29	$200	-	-	-	-	-	-
(+) Mexico	$7	16	$100	-	-	-	-	-	-
(+) Puerto Rico	$7	53	$375	-	-	-	-	-	-
(+) Nicaragua	$7	25	$175	-	-	-	-	-	-
(+) Brazil	$7	32	$225[5]	$7	45	$325[5]	$10	45	$450[5]
Total Terminals	$7	155	$1,075	(+) Incremental $100m Brazil		$1,175	(+) Incremental $125m Brazil		$1,300
(+) Growth Forecast[6]			$150			$150			$150
(+) Market Sales	$7	7	$50			-	$4	13	$50
(+) Ships			$125			$100			$75
(-) SG&A[9]			($100)			($100)			($100)
Total NFE			~$1,300			~$1,325			~$1,475

NFE AEBITDA Forecast[1]

- Using only contracted volumes in Brazil
- Capex spending expected to drop significantly in 2025[7]
- Free Cash Flow expected to increase significantly[17]
- Leverage expected to decrease substantially

($mm)	2024	2025	2026	2027
		AEBITDA Forecast[8]		
AEBITDA[1]	$1,450[i]	$1,300	$1,325	$1,475
(-) Capex – Net[7]	($1,000)	($67)	($25)	($25)
(-) Debt Service[8]	($475)	($625)	($625)	($675)
(-) Vessel Charter Payments[i][9]	($125)	($125)	($175)	($175)
(-) Ship Op. Margin (Reduction)	($125)	($100)	($50)	($25)
FCF Before Tax Forecast[10]	($275)	$383	$450	$575
Consolidated Net Leverage Targets	*4.3x*	*5.3x*	*5.2x*	*4.4x*

Excludes taxes, dividends & non-core SG&A, including stock-based compensation
(i) $950mm before FEMA claim

Bridge from 2024 to 2025 AEBITDA Forecast[1]

- Contracted downstream earnings expected to grow in 2025 as assets under construction become operational
- FEMA claim target is $659mm (for forecast purposes we assume $500mm)[12]
- Brazil & Nicaragua are expected to contribute significant AEBITDA & cash flow in 2025/2026/2027

AEBITDA Forecast[1]

2024
$1.4bn

↓

2025
$1.3bn


Brazil + Nicaragua
turning on(13)
~$1.4bn
$500
~$900mm
$225
$175
~$1.3bn
'24E AEBITDA(1)
(-) PR Claim (expected)
'24E AEBITDA PF Claim Adj.
(+) Brazil
(+) Nicaragua
'25E AEBITDA(1)

LNG supply & demand are growing & matched

- Our supply closely matches our demand
- We expect to have modest, long volumes to service future customer needs

2025 Demand[14]

Terminals	*TBtu*	155
(+) Cargo Sales *(long position)*	*TBtu*	7
(+) Ops/Inventory	*TBtu*	8
Total Demand	***TBtu***	**170**

2025 Supply[15]

On Hand	*TBtu*	3
(+) Contract A	*TBtu*	52
(+) Contract B	*TBtu*	45
(+) FLNG1	*TBtu*	70
Total Supply	***TBtu***	**170**

Portfolio[16]

Source	TBtu	Timing[4]
Contract D	51	*Q3 2026*
(+) FLNG 2	70	*Q4 2026*
(+) FLNG 3	70	*2027*
(+) Contract E	50	*Awaiting FID (potential 2028)*
Total	**241**	

Supply & demand are matched[14][15]

Supply		**2024**	**2025**
On Hand	Tbtu	10	3
(+) Contract A	TBtu	52	52
(+) Contract B	TBtu	45	45
(+) Contract C	TBtu	8	-
(+) FLNG1	TBtu	21	70
(+) Market Supply	TBtu	11	-
Total Supply	**TBtu**	**147**	**170**
Demand		**2024**	**2025**
(+) Terminals	TBtu	104	155
(+) Cargo Sales	TBtu	27	7
(+) Ops/Inventory	TBtu	16	8
Total Demand	**TBtu**	**147**	**170**

With the addition of Brazil, Nicaragua & FLNG1, NFE is now a fully integrated, global power & LNG company

- Our business is simple - we deliver power & gas to customers in our market, and target ~$7 margin across our portfolio[3]
- Our supply & demand for LNG is matched & growing

NFE has 7 terminals across 5 countries & owns, manages or provides fuel to 9 GW of power capacity across the globe


Shannon, Ireland(17)
Montego Bay / Old Harbour / Jamalco CHP, Jamaica
San Juan, Puerto Rico
La Paz, Mexico
Altamira, Mexico
Puerto Sandino, Nicaragua
Barcarena, Brazil
Santa Catarina, Brazil
Power plants
LNG terminals
Fast LNG liquefiers

Key metrics

7 Terminals[18]	**5** Countries	**46+** Customers Served[20]
170 TBtu 2025 estimated LNG supply & demand[14][15]	**12 years** Avg. contract duration[20]	**~9 GW** Power owned, managed or supplied[19]

4.2 MTPA
Liquefaction capacity operating or in development[21]

Revenue	**$2.4bn** 2023A	**~$2.6bn** AEBITDA Forecast 2024E[22]
AEBITDA	**$1.3bn** 2023A[2]	**~$1.4bn** AEBITDA Forecast 2024[1]

Three areas of focus that we believe will result in significant improvements in our earnings profile

1. Brazil



2. Nicaragua



3. FLNG1



Brazil: significant growth ramp up over time

Based only on contracted cash flows, AEBITDA Forecast expected to grow from $0 today to $450mm+[5] over next two years as power projects completed

- Two regionally critical LNG terminals in operation
- 2 GW of power plants, delivery 2025/2026[13]
- 15-year to 25-year offtake by Brazil government
- $225mm in AEBITDA Forecast in 2025 expected to grow to $450mm in AEBITDA Forecast in 2027

AEBITDA Forecast for 2025-2027[5]


$500
$450
$400
$350
$300
$250
$200
$150
$100
$50
$0
N/A
$225
$325
$450
2024
2025
2026
2027

LNG terminals are the scarce resource for adding new power capacity in Brazil

LNG import terminals are key to meet growing baseload demand[23], plus, the gas required for additional thermal capacity

NFE owns 2 of the 6 operational LNG terminals in Brazil



LNG Terminal Entry Point
NFE Terminals
TAG Pipeline
NTS Pipeline
TBG Pipeline
Barcarena, NFE
Sergipe, eneva (not connected to pipeline system)
Bahia, BR PETROBRAS
Bolivia
Açu, / bp SPIC (not connected to pipeline system)
Guanabara, BR PETROBRAS
Santa Catarina ("TGS"), NFE
Offshore production

Source: Ministry of Mines and Energy, Energy Research Office

Brazil: 2025 expected developments

Barcarena

630 MW power plant

73% complete today

Expected to be **100% complete** by July 2025[13]

Norsk Hydro gas sales

Up to ~**30 TBtu / yr**[14]



TGS

100 MW power plant

Expected to be **100% complete** by Q1 2025[13]



Brazil: 2026 expected developments

Barcarena

1,600 MW power plant

13% complete today
Expected to be **100% complete** by August 26 COD[13]





Nicaragua: contracted growth ramp up over time

- Power plant has 25-year PPA with Nicaragua government[24]
- Located next to IDB power line, giving us easy access to other Central American countries & markets
- Expect significant upside to export power & gas from Nicaragua to Central America
- AEBITDA Forecast of $175mm in AEBITDA in 2025

AEBITDA Forecast for 2025-2026[25]


$250
$200
$150
$100
$50
$0
N/A
$175
$225
2024
2025
2026

Nicaragua: 2025 expected developments

- 300 MW power plant is 100% complete; terminal is 95% complete & expect commissioning in Q4 2024[13]
- In addition, significant regional demand for gas & power

Puerto Sandino







FLNG timeline

Construction & commissioning timeline

Q1 2021	Q1 2024	April 2024	July 19 2024	Aug. 9 2024	Aug. 31 2024
FID	Mechanically complete	Pipe event	First LNG[26]	First Cargo[26]	Non-FTA approval

- FLNG1 built using modular design at Kiewit Shipyard
- Deployed on rigs to Altamira, Mexico
- Pipe event led to ~3-month delay

Unit is operational & expect 70 TBtu (1.4mm tonnes) production

FLNG1 is now fully completed

- 1.4mm tonnes name plate capacity
- Customs ruling obtained & expect to supply Puerto Rico


3 gas turbines
Chart cold box
MR compressor
Air coolers
LNG hose reel
Chart heavies removal unit
Accommodations rig
LNG storage vessel (NFE Penguin)

First LNG
July 19, 2024[6]

Announced First Cargo
August 9, 2024[26]

Received Non-FTA approval
August 31, 2024

Estimated market value: $3bn to $3.5bn[27]

Potential FLNG economics

LNG is expected to be in short supply through 2028[i]


$16
$14
$12
$10
$8
$6
$4
$2
$0
Aug-24
Sep-24
Oct-24
Nov-24
Dec-24
Jan-25
Feb-25
Mar-25
Apr-25
May-25
Jun-25
Jul-25
Aug-25
Sep-25
Oct-25
Nov-25
Dec-25
Jan-26
Feb-26
Mar-26
Apr-26
May-26
Jun-26
Jul-26
Aug-26
Sep-26
Oct-26
Nov-26
Dec-26
Jan-27
Feb-27
Mar-27
Apr-27
May-27
Jun-27
Jul-27
Aug-27
Sep-27
Oct-27
Nov-27
Dec-27
Jan-28
Feb-28
Mar-28
Apr-28
May-28
Jun-28
Jul-28
Aug-28
Sep-28
Oct-28
Nov-28
Dec-28
TTF
HH + $2.50

The estimated excess value to deliver in next 3 years compared to long-term contracts (HH + $2.50) is ~$1.2bn[27]

- Construction costs are approximately $1500 to $1600/tonne or ~$2bn[27]
- **Total potential value of FLNG1 could be ~$3.4bn** (sum of ~$2.2bn + ~$1.2bn)[27]
- **FLNG2 is under construction**; fully financed & expected to deliver in Q4 2026[28]

(i) Source of prices is Refiniv Eikon on 8/27/2024

Management believes there is significant opportunity to create shareholder value by separating business into two pieces

- Company is two distinct businesses
  1. Downstream business of significant margins with additional cash flow, very little capex & significant growth
  2. Upstream liquefier business (FLNG1, FLNG2 & FLNG3)

NewFortress energy

Downstream Cash Flow
(terminals, power plants & logistics)

Separating company into a high cash flow/low capex downstream business is expected to be attractive to stakeholders in the Company

Upstream Infrastructure
(FLNG1, FLNG2 & FLNG3)

FLNG1 is a tremendously valuable asset & we believe development pipeline of FLNG2 & FLNG3 are at compelling timelines & costs to develop

Any separation transaction is subject to the review & approval of NFE's Board of Directors. There can be no assurance that this transaction will be completed as described in this presentation or at all.

No better example of the potential benefit of this exists other than FTAI[29]

FTAI was formed in May 2015 with two distinct business lines

FORTRESS TRANSPORTATION & INFRASTRUCTURE

1. Cash flow

FTAI AVIATION

Aircraft / engine leasing

2. Infrastructure

FTAI INFRASTRUCTURE

Infrastructure development

FTAI case study: significant value creation

Shareholders of FTAI received 1 share of Aviation and 1 share of Infrastructure

Spin steps and key dates:

Step 1:

Separated business into two separate components

Step 2:

Spin infrastructure business to shareholders

Spin-off completed August 1, 2022

The combined implied share price has increased 7x since spin for an annualized return of 151%(i)



Combined Pre-Spin
FTAI Aviation
FTAI Infrastructure
$140
$120
$100
$80
$60
$40
$20
-
Combined implied price today(ii): $130
Spin-Off complete Aug 1, 2022
Average share price pre-spin: $19.05
May-15
Aug-15
Nov-15
Feb-16
May-16
Aug-16
Nov-16
Feb-17
May-17
Aug-17
Nov-17
Feb-18
May-18
Aug-18
Nov-18
Feb-19
May-19
Aug-19
Nov-19
Feb-20
May-20
Aug-20
Nov-20
Feb-21
May-21
Aug-21
Nov-21
Feb-22
May-22
Aug-22
Nov-22
Feb-23
May-23
Aug-23
Nov-23
Feb-24
May-24
Aug-24

(i) Assumes volume-weighted average price pre-spin vs. latest close price. Includes cumulative dividends paid since spin, totaling $2.64 per share.
(ii) Closing prices on August 16, 2024.

Adjusted EBITDA

(in thousands of U.S. dollars)	FY 2023	Q1 2024	Q2 2024
Net income	**$548,876**	**$56,670**	**$(86,860)**
Add: Interest expense	277,842	77,344	80,399
Add: Tax provision (benefit)	115,513	21,624	3,435
Add: Depreciation and amortization	187,324	50,491	37,413
Add: Asset impairment expense	10,958	–	4,272
Add: SG&A items excluded from Core SG&A	35,858	26,642	32,388
Add: Transaction and integration costs	6,946	1,371	1,760
Add: Other (income) expense, net	10,408	19,112	47,354
Add: Changes in fair value of non-hedge derivative instruments and contingent consideration	106,392	–	–
Add: Loss on extinguishment of debt, net	–	9,754	–
Add: Loss (gain) on sale of assets, net	(29,378)	77,140	–
Add: Pro rata share of Adjusted EBITDA from unconsolidated entities	15,431	–	–
Less: Loss (income) from equity method investments	(9,972)	–	–
Add: Contract acquisition cost	6,232	–	–
Adjusted EBITDA (non-GAAP)	**$1,282,430**	**$340,148**	**$120,161**

Adjusted EBITDA

(in thousands of U.S. dollars)	FY 2023	Q1 2024	Q2 2024
Total Segment Operating Margin	**$1,451,690**	**$384,260**	**$248,351**
Less: Core SG&A	169,246	44,112	38,190
Less: Pro rata share of Core SG&A from unconsolidated entities	14	–	–
Less: Deferred earnings from contracted LNG sales	–	–	90,000
Adjusted EBITDA (non-GAAP)	**$1,282,430**	**$340,148**	**$120,161**

Appendix

Adjusted EBITDA

(in thousands of U.S. dollars)	FY'23	Q1 2024	Q2 2024
Total Selling, general and administrative	**$205,104**	**$70,754**	**$70,578**
Core SG&A	169,246	44,112	38,190
SG&A items excluded from Core SG&A	35,858	26,642	32,388

Disclaimers

NO OFFER; NO RELIANCE. This Presentation is for informational purposes only and does not constitute an offer to sell, or a solicitation of an offer to buy, any security and may not be relied upon in connection with the purchase or sale of any security. You should not rely on this Presentation as the basis upon which to make any investment decision.

IN GENERAL. This disclaimer applies to this document and the verbal or written comments of any person presenting it. This document, taken together with any such verbal or written comments, is referred to herein as the "Presentation."

FORWARD-LOOKING STATEMENTS: All statements contained in this Presentation other than historical information are forward-looking statements that involve known and unknown risks and relate to future events, our future performance or our projected results. You can identify these forward-looking statements by the use of forward-looking words such as "expects," "may," "will," "can," "could," "should," "predicts," "intends," "plans," "estimates," "anticipates," "believes," "schedules," "progress," "targets," "budgets," "outlook," "trends," "forecasts," "projects," "guidance," "focus," "on track," "goals," "objectives," "strategies," "opportunities," "poised," or the negative version of these terms or other comparable words. Forward looking statements include but are not limited to: our ability to achieve our Illustrative Goals, including our Illustrative Total Segment Revenue Goal, our Illustrative Adjusted EBITDA and our Illustrative EPS, our ability to achieve a successful settlement related to the early termination of our contracts to provide emergency power services in Puerto Rico, our ability to increase volumes in Mexico, Puerto Rico, Jamaica and Brazil, the successful development, construction, completion, operation and/or deployment of facilities, including our FLNG 1, FLNG 2, Brazil and Nicaragua projects, on time, within budget and within the expected specifications, capacity and design; and our ability to realize the anticipated benefits thereof; our ability to build out our Klondike Digital Infrastructure business, including our planned portfolio of 2 GW of turbines and our entry into any contracts related to these turbines; our ability to generate long duration cash flows with high-quality credit tenants; our ability to achieve our Illustrative EBITDA goals for our Brazil business, our expectations regarding decreases in Capex and the ability to finance our Portocem facility; our ability to bring the rest of our terminals online in 2024, as well as meet our capacity goals and expected utilization goals at the terminals; our ability to finance refinance our 2025 Notes, our ability to achieve an improved leverage ratio, our ability to reduce the projected total capital expenditures of our business throughout 2024 and going forward; our ability to identify, execute, and realize benefits, successfully, or at all, from any potential strategic transaction involving our upstream infrastructure business and future strategic plans. These forward-looking statements are necessarily estimates based upon current information and involve a number of risks, uncertainties and other factors, many of which are outside of the Company's control. Actual results or events may differ materially from the results anticipated in these forward looking statements. Specific factors that could cause actual results to differ from those in the forward looking statements include, but are not limited to: failure to implement our business strategy as expected; risks related to the development, construction, commissioning and completion of facilities, including cost overruns and delays; failure to convert our customer pipeline into actual sales; risks related to the operation and maintenance of our facilities and assets; risks related to the operation and maintenance of our facilities and assets; failure of our third party contractors, equipment manufacturers, suppliers and operators to perform their obligations for the development, construction and operation of our projects, vessels and assets; the risk that the financing transactions cannot be executed due to market conditions and/or the Company's ability to negotiate acceptable terms; inability to successfully develop and implement our technological solutions, including our Fast LNG technology, or that we do not receive the benefits we expect from the Fast LNG technology; cyclical or other changes in the LNG and natural gas industries; competition in the energy industry; risks related to the approval and execution of definitive documentation; the receipt of permits, approvals and authorizations from governmental and regulatory agencies on a timely basis or at all; new, or changes to, existing governmental policies, laws, rules or regulations, or the administration thereof; failure to maintain sufficient working capital and to generate revenues, which could adversely affect our ability to fund our projects; adverse regional, national, or international economic conditions, adverse capital market conditions and adverse political developments; and the impact of public health crises, such as pandemics and epidemics and any related company or government policies and actions to protect the health and safety of individuals or government policies or actions to maintain the functioning of national or global economies and markets. These factors are not necessarily all of the important factors that could cause actual results to differ materially from those expressed in any of the Company's forward-looking statements. Other known or unpredictable factors could also have material adverse effects on future results. Any forward-looking statement speak only as of the date on which it is made, and we undertake no duty to update or revise any forward-looking statements, even though our situation may change in the future, or we may become aware of new or updated information relating to such forward-looking statements. New factors emerge from time to time, and it is not possible for the Company to predict all such factors. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements included in New Fortress Energy Inc.'s annual and quarterly reports filed with the Securities and Exchange Commission, which could cause its actual results to differ materially from those contained in any forward-looking statement.

Disclaimers

PAST PERFORMANCE. Our past performance is not a reliable indicator or indicative of future results and should not be relied upon for any reason. There can be no assurance that the future performance of the Company, or any project, investment or asset of the Company, will be profitable or equal any corresponding indicated historical performance level(s).

ILLUSTRATIVE ECONOMICS. Illustrative economics are hypothetical values based on specified assumptions that are aspirational in nature rather than management's view of projected results. Actual results could differ materially and the hypothetical assumptions on which this illustrative data is based are subject to numerous risks and uncertainties.

USE OF PROJECTIONS: The Presentation contains financial forecasts with respect to the Company's projected financial results. These projections should not be relied upon as being necessarily indicative of future results. The assumptions and estimates underlying the prospective financial information are inherently uncertain and are subject to a wide variety of risks and uncertainties that could cause actual results to differ materially from those contained in the prospective financial information. Inclusion of prospective financial information should not be regarded as a representation by any person that the results contained in such prospective information will be achieved.

Endnotes

1. "Adjusted EBITDA Forecast" for the second half of 2024 and full year 2024, 2025, 2026 and 2027 means our forward-looking target for Adjusted EBITDA for the relevant period and is based on the " Total Segment Operating Margin Forecast" less Core SGA assumed to be at approximately $66 million for the second half of 2024, and $100 million for 2025, 2026 and 2027 including the pro rata share of Core SG&A from unconsolidated entities. Management is pursuing a $659 million request for equitable adjustment related to the early termination of our contracts to provide emergency power services in Puerto Rico. The actual amount of any such adjustment and the timing of any related payments may be materially different than management's current estimate. As a result, the Company cannot offer any assurance as to the actual amount that may be recovered pursuant to such request or subsequent claim, if any. This presentation also assumes that (i) the Company completes mitigation sales related to certain of its LNG contracts, (ii) the Company's subsidiary, Genera PR LLC, receives quarterly incentive payments related to cost savings recognized by PREPA, (iii) the Company receives the revenues from the forward sales transactions entered into during the second quarter of 2024, (iv) the Company continues to increase volumes related to its gas sales agreement with PREPA and (v) the Company receives additional revenues beginning in 2025 as its operations commence in Brazil and Nicaragua. For the purpose of this presentation, we have assumed an average Total Segment Operating Margin between $5.96 and $28.82 per MMBtu for all downstream terminal economics in the second half of 2024, between $5.96 and $9.10 per MMBtu in 2025, between $6.31 and $8.27 per MMBtu in 2026 and between $7.26 and $8.25 per MMBtu in 2027 because we assume that (i) we purchase delivered gas at a weighted average of $6.69 in 2024, $6.81 in 2025, 7.29 in 2026 and $7.17 in 2027, (ii) our volumes increase over time, and (iii) we will have costs related to shipping, logistics and regasification similar to our current operations which will be reduced when our First FLNG facility is in full production, and those costs will be distributed over the larger volumes. We assume all Brazil terminals and power plants are Operational and earning revenue through fuel sales and capacity charges or other fixed fees. For Vessels chartered to third parties, this measure reflects the revenue from those charters, capacity and tolling arrangements, and other fixed fees, less the cost to operate and maintain each ship, in each case based on contracted amounts for ship charters, capacity and tolling fees, and industry standard costs for operation and maintenance. We assume an average Total Segment Operating Margin of up to $147k per day per vessel. For Fast LNG, this measure reflects the difference between the delivered cost of open LNG and the delivered cost of open market LNG less Fast LNG production cost. These costs do not include expenses and income that are required by GAAP to be recorded on our financial statements, including the return of or return on capital expenditures for the relevant project, and selling, general and administrative costs. Our current cost of natural gas per MMBtu is higher than the cost we would need to achieve Total Segment Operating Margin Forecast, and the primary drivers for reducing these costs are the reduced costs of purchasing gas and the increased sales volumes, which result in lower fixed costs being spread over a larger number of MMBtus sold. References to volumes, percentages of such volumes and the Total Segment Operating Margin Forecast related to such volumes (i) are not based on the Company's historical operating results, which are limited, and (ii) do not purport to be an actual representation of our future economics. Actual circumstances could differ materially from the assumptions, and actual performance and results could differ materially from, and there can be no assurance that they will reflect, Management estimates.

2. "Adjusted EBITDA" is not a measurement of financial performance under GAAP and should not be considered in isolation or as an alternative to income from operations, net income, cash flow from operating activities or any other measure of performance or liquidity derived in accordance with GAAP. We believe this non-GAAP measure, as we have defined it, offers a useful supplemental view of the overall operation of our business in evaluating the effectiveness of our ongoing operating performance in a manner that is consistent with metrics used for management's evaluation of the Company's overall performance and to compensate employees. We believe that Adjusted EBITDA is widely used by investors to measure a company's operating performance without regard to items such as interest expense, taxes, depreciation, and amortization which vary substantially from company to company depending on capital structure, the method by which assets were acquired and depreciation policies. Further, we exclude certain items from our SG&A not otherwise indicative of ongoing performance. We calculate Adjusted EBITDA as net income, plus transaction and integration costs, contract termination charges and loss on mitigations sales, depreciation and amortization, asset impairment expense, interest expense (net), other expense (income), net, loss on extinguishment of debt, changes in fair value of non-hedge derivative instruments and contingent consideration, tax expense, and adjusting for certain items from our SG&A not otherwise indicative of ongoing operating performance, including non-cash share-based compensation and severance expense, non-capitalizable development expenses, cost to pursue new business opportunities and expenses associated with changes to our corporate structure, plus our pro rata share of Adjusted EBITDA from certain unconsolidated entities, less the impact of equity in earnings (losses) of certain unconsolidated entities plus certain non-capitalizable contract acquisition costs. Adjusted EBITDA is mathematically equivalent to our Total Segment Operating Margin, as reported in the segment disclosures within our financial statements, minus Core SG&A, including our pro rata share of such expenses of certain unconsolidated entities. Core SG&A is defined as total SG&A adjusted for non-cash share-based compensation and severance expense, non-capitalizable development expenses, cost to pursue new business opportunities and expenses associated with changes to our corporate structure. Core SG&A excludes certain items from our SG&A not otherwise indicative of ongoing operating performance. The principal limitation of Adjusted EBITDA is that it excludes significant expenses and income that are required by GAAP to be recorded in our financial statements. Investors are encouraged to review the related GAAP financial measures and the reconciliation of Adjusted EBITDA to our GAAP net income, and not to rely on any single financial measure to evaluate our business. Adjusted EBITDA does not have a standardized meaning, and different companies may use different Adjusted EBITDA definitions. Therefore, Adjusted EBITDA may not be necessarily comparable to similarly titled measures reported by other companies. Moreover, our definition of Adjusted EBITDA may not necessarily be the same as those we use for purposes of establishing covenant compliance under our financing agreements or for other purposes. Adjusted EBITDA should not be construed as alternatives to net income and diluted earnings per share attributable to New Fortress Energy, which are determined in accordance with GAAP. Due to the forward-looking nature of this information, a reconciliation of Adjusted EBITDA to the most directly comparable GAAP measure could not be provided without unreasonable efforts.

3. Management estimates based on the pricing of all contracts and the supply on a weighted average basis as well as the Company's cost to provide LNG. There can be no assurance that we will achieve the Margin Forecast and the actual Margin may be significantly less than Management estimates.

4. Management estimates based on the projected volume for contracts that it has entered into or expects to enter into during the periods presented. There can be no assurance that we will achieve the targeted volumes and actual volumes could be significantly less than Management's estimates.

Endnotes

5. "Adjusted EBITDA Forecast for Brazil" includes amounts related to an agreement that we have entered into to acquire a Power Purchase Agreement ("PPA"). The contract is subject to a number of closing conditions, including that regulators confirm the continued effectiveness the PPA to allow the Seller to consummate the sale of the PPA to the Company. The Company can make no assurance that the acquisition will be consummated and that the Company will achieve our Adjusted EBITDA Forecast.
6. Growth Forecast represent Management estimates for the additional Adjusted EBITDA growth related to strategic initiatives of the Company for the periods presented. There can be no assurance that the Company will achieve the Growth Forecast and any Growth may be significantly less than Management estimates.
7. "Capex (Net)" represents Management estimates for all cash payments in such period related to new projects or projects Under Development less cash proceeds received by the Company for related asset sales or direct asset financings." There can be no assurance that the Company will achieve its Capex (Net) targets and the final Net Capex for such period may be significantly higher than the Capex (Net) estimates .
8. Reflects Management's estimates of the interest payments needed to service its debt for the particular period presented. There can be no assurance that the Company will achieve its Debt Service targets and the final Debt Service for such period may be significantly higher than the Debt Service estimates.
9. Reflects Management's estimates for Vessel Charter Payments and payments under vessel charges.
10. "Free Cash Flow Before Tax Forecast" is calculated by taking our Adjusted EBITDA Forecast for a future period and subtracting Capex-Net, Debt Service and Charter payments. There may be many other payments, including dividends, that reduce the Company's cash flow that are not included in this calculation. Actual circumstances could differ materially from the assumptions, and actual performance and results could differ materially from, and there can be no assurance that they will reflect, our corporate forecast.
11. Reserved.
12. The Company is pursuing a $659 million request for equitable adjustment related to the early termination of our contract. For forecast purposes, Management has assumed the Company receives a payment of $500 million. The actual amount of any such adjustment and the timing of any related payments may be materially different than Management's current estimate. As a result, the Company cannot offer any assurance as to the actual amount that may be recovered pursuant to such request or subsequent claim, if any. As the outcome of this process is uncertain, we have not recognized any revenue associated with the close out of our contract.
13. Lead times and expected development times used in this Presentation indicate our internal evaluations of a project's expected timeline. They refer to us completing certain stages of projects within a timeframe and within a spectrum of budget parameters that, when taken as a whole, are substantially consistent with our business model. These timeframes include assumptions regarding items that are outside our control, including permitting, weather, supply of equipment and materials, and other potential sources of delay. To the extent that projects have not yet started or are currently under development, we can make no assurance that such projects are on track within the timeline parameters we establish. Additionally, the construction of facilities is inherently subject to the risks of cost overruns and delays. If we are unable to construct, commission, complete and operate any of our facilities as expected, or, when and if constructed, any of them do not accomplish our targets, estimates regarding timelines, budget and savings could be materially and adversely affected.
14. Management estimates based on the projected demand for customer contracts that it has entered into or expects to enter into during the periods presented. There can be no assurance that we will receive the projected demand and actual demand could be significantly less than Management's estimates.
15. Management estimates based on current inventory, projected deliveries under gas supply contracts and estimated production from the FLNG 1 facility based on a 98% run rate. There can be no assurance that we will achieve the projected Supply and Supply could be significantly less than Management's estimates.
16. Management estimates based on the potential increases in supply available to the Company in the next few years. There can be no assurance that these deadlines will be met or that the Company will receive the full supply from these contracts or the Company's own projects. The actual portfolio could be significantly less than Management's estimates.
17. The Ireland terminal and power plant are In Development but are pending required permits to construct and operate. We do not know if or when we will obtain the required permits.

Endnotes

18. NFE has 7 terminals, some of which are still under development and not yet fully operational.

19. GW means 1 billion watts. 9GW is based on management's estimate of the maximum amount of GW of power that the Company either owns, manages or supplies as of the date of this presentation.

20. Reflects Management's estimates for total customers and the average duration of those customers' contracts with the Company as of the date of this presentation. Many of these contracts relate to projects and facilities of the Company that are not yet complete. These contracts may also include provisions allowing the customer to terminate or modify the contract's terms if the Company does not meet its obligations under the agreement with respect to among other things, the timing and amount of LNG and/or power to be delivered by the Company.

21. Includes 2.8MTPA relating to the Company's planned FLNG 2 and FLNG 3 facilities. These facilities are not expected to be complete until 2026 and 2027, respectively. Any delay in the completion of these facilities will reduce our projected LNG supply in future periods and could have a material adverse effect on our revenue, net income and Adjusted EBITDA.

22. "Total Segment Revenue Forecast" means our forward-looking target for Segment Revenue for the relevant period adjusted to reflect the Company's anticipated volumes of LNG to be sold under binding contracts multiplied by the average price per unit at which the Company expects to price LNG deliveries, including fuel sales and capacity charges or other fixed fees, less the cost per unit at which the Company expects to purchase or produce and deliver such LNG or natural gas, including the cost to (i) purchase natural gas, liquefy it, and transport it to one of our terminals or purchase LNG in strip cargos or on the spot market, (ii) transfer the LNG into an appropriate ship and transport it to our terminals or facilities, (iii) deliver the LNG, regasify it to natural gas and deliver it to our customers or our power plants and (iv) maintain and operate our terminals, facilities and power plants. For vessels chartered to third parties, this measure reflects the revenue from ships chartered to third parties, capacity and tolling arrangements, and other fixed fees. Our Revenue Forecast reflects the assumptions set forth below in Adjusted EBITDA Forecast. Actual circumstances could differ materially from the assumptions, and actual performance and results could differ materially from, and there can be no assurance that they will reflect, our corporate estimates. Our Total Segment Revenue Forecast reflects the assumptions set forth below in Adjusted EBITDA Forecast.

23. Represents generally expected power demand levels under normal circumstances.

24. The 25-year term began on June 30, 2024. The Company will not receive revenues from the project until the power plant is operational.

25. Represents Management's estimate of the Adjusted EBITDA Forecast for the Company's Nicaragua business. Actual circumstances could differ materially from the assumptions, and actual performance and results could differ materially from, and there can be no assurance that they will reflect, our corporate forecast. Due to the forward-looking nature of this information, a reconciliation of the Adjusted EBITDA Forecast to the most directly comparable GAAP measure could not be provided without unreasonable efforts.

26. "First Gas" or "First LNG" or "First Cargo" refers to the date on which (or, for future dates, management's current estimate of the date on which) natural gas, LNG or cargo sales are expected for a project, including a facility in development. Full commercial operation of such project will occur later than, and may occur substantially later than, the date of First Gas, First LNG or First Cargo. We cannot assure you if or when such projects will reach the date of delivery of First gas, LNG or Cargo, or full commercial operations.

27. Represents Management's estimate of the market value of the FLNG 1 Facility. Management has presented a range and an estimate for the market value of the FLNG 1 facility based on the cost to construct a similar facility, a 98% run rate at the FLNG 1 facility, current LNG prices and management's estimates of costs to operate the facility and supply gas to our customers. Management has also estimated the value based on the calculation of excess value of FLNG supply and the construction costs outlined on slide 2.

28. Represents Management's estimate related to among other things, the cost and timing to build the FLNG 2 project and the Company's entrance into the FLNG 2 Financing agreement or Term Loan A Facility on July 19, 2024. Actual costs could be materially higher than current management projections and there can be no assurance that we complete the FLNG 2 facility by the targeted completion date.

29. FTAI was externally managed by an affiliate of Fortress Investment Group LLC at the time of the FTAI spin-off transaction. Certain members of our Board of Directors and our Chief Executive Officer are employees of Fortress. There can be no assurances that we will be able to achieve similar results in the event our Board of Directors determines to pursue a similar transaction for NFE.